Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-144181 on Form S-8 of Peoples Financial Corporation of our report dated June 22, 2018, relating to our audit of the financial statements and supplemental schedule of Peoples Financial Corporation 401(k) Profit Sharing Plan, which appears in this Annual Report on Form 11-K of Peoples Financial Corporation 401(k) Profit Sharing Plan for the year ended December 31, 2017.

/s/ Porter Keadle Moore, LLC

Atlanta, Georgia

June 22, 2018